Exhibit 10.1

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (the “Amendment”) is entered into on this 21st day of December, 2012 by and between Steinway, Inc., a Delaware Corporation (the “Company”) and Ronald Losby, (the “Executive”).

RECITALS

WHEREAS, the Executive entered into an Employment Agreement with Company dated May 1, 2011, (the “Agreement”) and

WHEREAS, the Company and Executive wish to make certain changes to the Agreement,

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT

1.              Termination.  Section 7.b. of the Agreement shall be amended by deleting the period at the end of 7.b.ii and inserting the following language: “provided, however, if such termination occurs within twelve (12) months after a Change of Control (as defined below) then the lump sum payment shall be two (2) times that amount.

iii.            A  “Change in Control” shall mean:  (a) a merger, reorganization, consolidation or similar event, whether in a single transaction or in a series of transactions (collectively the “Transaction”) unless immediately following such Transaction (and after giving effect to such Transaction) the Company’s stockholders immediately prior to the Transaction own at least 50% of the total combined voting power of the surviving or acquiring entity in substantially the same proportions as their ownership of the voting power of the Company’s outstanding securities immediately before such Transaction; (b) any person (having the meaning ascribed to such term in the Securities Exchange Act of 1934, as amended (“1934 Act”), including a “group” within the meaning of Section 13(d)(3)) has or acquires beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of at least 50% of the total combined voting power of the Company’s outstanding securities; or (c) the sale, transfer or other disposition of all or substantially all of the Company’s assets.”

2.              Other Matters.  Except as specifically amended herein all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first written above.

Steinway, Inc.

By:	/s/ Dennis M. Hanson
Dennis M. Hanson
Executive Vice President

Executive

/s/ Ronald Losby
Ronald Losby